                                                                  EXHIBIT 10.5.2













                               EMPLOYMENT CONTRACT

                                     BETWEEN

                               ODIMO INCORPORATED

                                       AND

                                JEFFREY KORNBLUM

                                TABLE OF CONTENTS


ARTICLE I  - RECITALS.........................................................1


ARTICLE II -  TERM............................................................1


ARTICLE III  -  DUTIES........................................................1


ARTICLE IV  -  COMPENSATION AND OTHER BENEFITS................................2


ARTICLE V  -  AUTOMOBILE; BUSINESS EXPENSES...................................3


ARTICLE VI  -  VACATION.......................................................4


ARTICLE VII  -  TERMINATION OF EMPLOYMENT.....................................4


ARTICLE VIII  -  RESIGNATION..................................................5


ARTICLE IX  -  NON-COMPETITION................................................5


ARTICLE X  -  NOTICES.........................................................7


ARTICLE XI  -  CONSTRUCTION OF CONTRACT.......................................8


ARTICLE XII- CHANGE IN CONTROL................................................9


ARTICLE XIII  -  MISCELLANEOUS................................................9

                               EMPLOYMENT CONTRACT


         THIS EMPLOYMENT CONTRACT ("Contract") is made and entered as of the 12th day of July 2004 between ODIMO INCORPORATED, a Delaware corporation ("Employer"), and JEFFREY KORNBLUM ("Employee").

                                 R E C I T A L S

         A. Employee and Employer desire to enter into this Contract to memorialize the employment relationship between Employer and Employee.

         B. Subject to the terms and conditions of this Contract, Employee is the Chief Operating Officer of Employer.

         NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

                              ARTICLE I - RECITALS

         The above stated Recitals are true and correct and are incorporated by reference into this Contract.

                                ARTICLE II - TERM

         The initial term of this Contract shall be three (3) years commencing as of July 12, 2004 (the "Commencement Date") and ending three (3) years thereafter unless terminated earlier as provided herein (the "Initial Term"). The Initial Term shall be extended for successive one (1) year periods unless either party gives the other thirty (30) days prior written notice of its intent not to renew prior to the expiration of the then current term.

                              ARTICLE III - DUTIES

         A. IN GENERAL. Upon the terms and subject to the conditions of this Contract, Employer hereby employs Employee and Employee hereby accepts such employment with Employer for the term of this Contract as the Chief Operating Officer of Employer. Employee shall have the powers and duties with respect to Employer's business interests (the "Businesses") as normally associated with such position, subject to the direction of the President of Employer in accordance with the reasonable policies adopted from time to time by the President and the Board of Directors and communicated by written notice to Employee (the "Duties"). During the term of this Contract and subject to Article III.D below, Employee shall devote substantially all of Employee's business time, attention, skill and efforts to the faithful performance of the Duties.

         B. PLACE OF PERFORMANCE. The Duties shall be performed in Sunrise, Florida, except for such travel in the ordinary course of Employer's business as may from time to time be reasonably required. Employee's principal place of business shall be at the executive offices of Employer in Sunrise, Florida.

         C. OTHER ACTIVITIES. Employee shall use Employee's best efforts for the benefit of Employer by whatever activities Employee reasonably deems appropriate to maintain and improve Employer's standing in the community generally and among other members of the industries in which Employer is from time to time engaged, including such entertaining for business purposes as Employee reasonably considers appropriate. Employee shall not, without the approval of the Board of Directors of Employer, render services of a business nature to any other person or entity, if such activities would interfere with the performance of Employee's Duties as required under this Contract or otherwise prevent Employee from devoting substantially all of Employee's business time, attention, skill and efforts to the performance of Employee's Duties as required under this Contract. Subject to the foregoing limitations, the following activities shall be deemed to be permissible: (i) owning or managing real or personal property owned by Employee or Employee's family members; (ii) owning any business which does not compete, directly or indirectly, with Employer; and (iii) holding directorships or similar positions in any organization which is not competing with Employer and which is approved by the Board of Directors of Employer.

                  ARTICLE IV - COMPENSATION AND OTHER BENEFITS

         A. BASE SALARY, SIGNING BONUS, ANNUAL BONUS AND EMPLOYEE BENEFIT PLANS. For all services rendered by Employee in any capacity during Employee's employment under this Contract (including any renewals hereof), Employer shall pay to Employee as compensation the sum of the amounts set forth in the following subparagraphs 1 through 6.

                  1. BASE SALARY. Commencing upon the Commencement Date, Employee shall be paid the sum of Two Hundred Thousand Dollars ($200,000) on an annualized basis (the "Base Salary"), which amount shall be paid in accordance with Employer's customary payroll practices.

                  2. ANNUAL BONUS. On or before one hundred twenty (120) days subsequent to the completion of Employer's preceding fiscal year, Employee shall be eligible to receive a cash bonus, such bonus to be within the sole discretion of the Company's Board of Directors.

                  3. BENEFIT PLANS. During the term of Employee's employment with Employer, Employee shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other executives of Employer ("Investment Plans") and Employee and Employee's family shall be eligible for participation in and shall receive all benefits under, welfare benefit plans, practices, policies and programs applicable generally to other executives of Employer, including but not limited to comprehensive medical and dental coverage, disability and basic and supplemental life insurance ("Welfare Plans").

                  4. DUES. Employer shall pay the dues of such professional associations and societies of which Employee is a member in furtherance of Employee's Duties.

         B. PAYMENTS UPON TERMINATION.

                  1. TERMINATION BY EMPLOYER FOR CAUSE; VOLUNTARY UNILATERAL DECISION BY EMPLOYEE WITHOUT CAUSE; DEATH OR DISABILITY. If Employee's employment is terminated (i) by Employer for Cause (as hereinafter defined at Article VII.B); (ii) by Employee by a voluntary unilateral decision by Employee without Cause (as defined at Article VII.A); or (iii) as a result of Employee's death or Disability (as defined below), then Employee shall be entitled to: (1) the base salary pursuant to Article IV.A.1 earned through the date of termination; (2) accrued vacation under Article VI hereof; and (3) all applicable reimbursements from Employer due under Article V hereof. As used in this Contract, the term "Disability" means (A) Employee's incapacity due to a permanent mental or physical illness that prevents Employee from performing Employee's duties hereunder for 26 consecutive weeks or (B) a physical condition that renders the performance by Employee of Employee's duties hereunder a serious threat to the health and well being of Employee. Disability shall be determined by a physician selected by Employee (or Employee's legal representative) and reasonably acceptable to Employer.

                  2. TERMINATION FOR REASONS OTHER THAN TERMINATION BY EMPLOYER FOR CAUSE VOLUNTARY UNILATERAL DECISION BY EMPLOYEE OR DEATH OR DISABILITY. If Employee's employment is terminated for any reason by either party, other than as a result of termination by Employer for Cause (as defined at Article VII.B) a termination by voluntary unilateral decision by Employee without Cause (as defined at Article VII.A) or a termination as a result of Employee's death or Disability, Employee shall be entitled to: (1) in one lump sum payment, that amount which is equivalent to Employee's base salary paid by Employer to Employee for the fiscal year immediately prior to Employee's termination; and
(2) all applicable reimbursements from Employer due under Article V. For purposes of this Contract, clauses (1) and (2) of this Article IV.B.2 of this Contract shall collectively be referred to as the "Severance Benefits." Payment of the Severance Benefits shall be conditioned upon the execution by Employee of a valid release, to be prepared by Employer, in which Employee releases Employer, to the maximum extent permitted by law, from any and all claims Employee may have against Employer that relate to or arise out of Employee's employment or termination of employment.

                    ARTICLE V - AUTOMOBILE; BUSINESS EXPENSES

         A. BUSINESS EXPENSES. Employee is authorized to incur reasonable expenses to execute and/or promote the Businesses of Employer, including, but not limited to, expenses related to maintenance of professional licenses and expenses for reasonable entertainment, travel, and similar items, in each case, in accordance with the policies, practices and procedures of

Employer. Employer will reimburse Employee for all reasonable travel or other expenses incurred while on business.

         B. AUTOMOBILE. During the term of this Contract, Employer shall furnish Employee with an automobile, of make and model acceptable to Employee, and pay all expenses related to such automobile. Such automobile shall be used by Employee in the performance of Employee's duties and shall be of a make and model customary for executives in the community who perform similar duties.

                              ARTICLE VI - VACATION

         Employee will be entitled to four (4) weeks paid vacation annually or such other time as authorized by the Board of Directors during which time Employee's compensation shall be paid in full. Vacation Days unused in any calendar year may not be accumulated and carried forward and used in future years.

                     ARTICLE VII - TERMINATION OF EMPLOYMENT

         A. TERMINATION BY EMPLOYEE. Employee may terminate Employee's employment with Employer at any time upon notice to Employer for "Cause." As used in this Paragraph A, the term "Cause" shall mean:

                  1. Employer's material breach of this Contract; provided, however, that in the event Employee believes that this Contract has been materially breached, Employee shall provide Employer with written notice of such breach and provide Employer with a thirty (30) day period in which to cure or remedy such breach;

                  2. Assignment to Employee of regular duties inconsistent with Employee's position, or status with Employer; or

                  3. The relocation of Employer's principal executive offices to a location more than seventy-five (75) miles outside of Sunrise, Florida without Employee's prior consent.

         B. TERMINATION BY EMPLOYER. Employee's employment may be terminated by Employer at any time upon notice to Employee for "Cause." As used in this Paragraph B, the term "Cause" shall mean:

                  1. Employee's material breach of any provision of this Contract; provided, however, that in the event Employer believes that this Contract has been breached, it shall provide Employee with written notice of such breach and provide Employee with a thirty (30) day period in which to cure or remedy such breach;

                  2. The commission by Employee of a crime, or an act of fraud or dishonesty against Employer, its subsidiaries or affiliates; or

                  3. The use by Employee of an illegal substance, including, but not limited to, marijuana, cocaine, heroin, and all other illegal substances, and/or the dependence by Employee upon the use of alcohol, which, in any case, in the opinion of both Employee's family physician and a physician chosen by Employer, materially impairs Employee's ability to perform Employee's Duties hereunder, which dependence is not cured or rehabilitated, as determined by Employee's physician, within three (3) months of receipt of written notice from Employer to Employee.

         C. DEATH OR DISABILITY. This Contract shall terminate upon the death or the Disability of Employee. Employee or Employee's heirs or estate (as the case may be) shall be entitled to the compensation provided for with respect to a termination by death or Disability in this Contract.

         D. TERMINATION OF OBLIGATIONS. Upon the resignation of Employee or termination of Employee's employment in accordance with the provisions of this
Article VII, all obligations of Employee and Employer hereunder shall be terminated except as otherwise provided herein.

         E. NO MITIGATION. If Employee's employment under this Contract terminates for any reason, with or without Cause, Employee shall have no obligation to seek other employment in mitigation of damages; and no compensation received by Employee from other employment or other sources shall be considered as a mitigation of the amounts owing to Employee hereunder.

                           ARTICLE VIII - RESIGNATION

         Any termination of employment under this Contract, whether or not voluntary, will automatically constitute a resignation of Employee as an officer of Employer and all subsidiaries of Employer and if requested to do so by Employer's Board of Directors, shall resign as a member of the Board of Directors of Employer and all subsidiaries of Employer; provided, however, that Employee shall execute such resignation documents as Employer may reasonably request in order to evidence such resignation and this provision shall survive the termination of this Contract.

                          ARTICLE IX - NON-COMPETITION

         A. NON-COMPETITION. While in the employment of Employer and for the period of three (3) years thereafter (the "Non-Competition Period"), unless otherwise agreed to in writing by Employer, Employee will not, directly or indirectly, own, manage, operate, join, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with any business that is engaged in selling luxury items, including diamonds and jewelry , primarily via the internet.

         B. CONFIDENTIAL INFORMATION. During and after the term of the Contract, Employee shall not directly or indirectly, divulge, furnish or make accessible to any party not authorized by

Employer to receive it, any of the proprietary or confidential information or knowledge of Employer, including without limitation, any financial information, marketing plans, strategies, trade secrets, data, know-how, processes, techniques and other proprietary information of Employer or its subsidiaries (the "Confidential Information"), other than in the course of performing Employee's duties hereunder and with the consent of Employer, which consent shall not unreasonably be withheld, and in accordance with Employer's policies and regulations, as established from time to time, for the protection of the Employer's Confidential Information. The term "Confidential Information" does not include, and there shall be no obligation hereunder with respect to information (including office practices and procedures) that is obvious, or that may readily be determined by any person reasonably knowledgeable in the industry in which Employer operates by diligent review and examination of public sources, or that becomes generally available to the public other than as a result of a disclosure by Employee or any agent or other representative thereof. Employee shall not have any obligation hereunder to keep confidential any Confidential Information to the extent disclosure of any thereof is required by law, or determined in good faith by Employee to be necessary or appropriate to comply with any legal or regulatory order, regulation or requirement; PROVIDED, HOWEVER, that in the event disclosure is required by law, Employee shall provide Employer with reasonable notice of such requirement so that Employer may seek an appropriate protective order and Employee shall reasonably cooperate with Employer's efforts to seek such a protective order. Upon termination of employment on the expiration of the Contract, all tangible evidence of such confidential or proprietary information in the possession of Employee shall be returned to Employer, and Employee shall not make or retain any copies or excerpts thereof, except that Employee may retain copies of all materials that may be of a personal nature to Employee. Employee further agrees not to use any Confidential Information for the benefit of any person or entity other than Employer or its subsidiaries.

         C. NON-SOLICITATION. During the term of the Contract and for a period of three (3) years thereafter (the "Non-Solicitation Period"), Employee shall not influence or attempt to influence customers of Employer or any of its present or future subsidiaries either directly or indirectly, to divert their business from Employer to any individual, partnership, firm, corporation, or other entity that is in competition with the business of Employer or any subsidiary of Employer at any time during the Non-Solicitation Period. During the Non-Solicitation Period, Employee shall not directly or indirectly solicit any of Employer's employees or independent contractors to work for (as an employee or independent contractor) any business, individual, partnership, firm, corporation, or other entity in competition with the business of Employer or any subsidiary of Employer at any time during the Non-Solicitation Period.

         D. PATENTS/ASSIGNMENT AND TRANSFER OF INVENTIONS. Employee shall disclose, assign and transfer to the Company any and all ideas, concepts, discoveries, inventions, developments, improvements, trade secrets, technical data, know-how or other materials conceived, devised, invented, developed or reduced to practice or tangible medium by Employee or any of Employee's affiliates, or under Employee's direction, during the term of this Agreement (hereinafter "Inventions"). If any patents shall be developed by Employee or any patents shall result from the knowledge of Employee during the term of this Agreement,, Employee shall assign such patents to the Employer. Employee also agrees to execute such documents and perform such activities as the Employer may reasonably request to obtain such patents and to assist the Employer, as reasonably requested by the Employer's Board of Directors in defending its patents.

         E. REMEDIES. In the event of an actual or threatened breach by the Employee of this Article IX, including any subparagraph hereof, Employer shall be entitled to an injunction restraining Employee from its prohibited conduct. If the court should hold that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable, then, to the extent permitted by law, the court may prescribe a duration and/or scope (geographic or otherwise), that is reasonable and the parties agree to accept such determination, subject to their rights of appeal. Nothing contained herein shall be construed as prohibiting Employer or any third party from pursuing any of the remedies available to it for such breach or threatened breach, including recovery of damages from Employee. In any action or proceeding to enforce the provisions of this Article IX, the prevailing party (other than Employee in the event Employee prevails as a result of a determination that the duration and/or scope (geographic or otherwise) of the covenants contained herein are unreasonable) shall be reimbursed by the other party for all costs incurred in such action or proceeding, including, without limitation, all court costs and filing fees and all reasonable attorneys' fees, incurred either at the trial level or at the appellate level. If Employee shall be in violation of any of the restrictive covenants contained in this Contract, then the time limitation otherwise applicable to such restrictive covenant shall be extended for a period of time equal to the period of time during which such breach or breaches occur. If Employer seeks injunctive relief from such breach in any court, then the covenant shall be extended for a period of time equal to the pendency of such proceedings, including all appeals. The existence of any claim or cause of action by Employee against Employer, whether predicated upon this Contract or otherwise, shall not constitute a defense to the enforcement by Employer of the foregoing restrictive covenant, but shall be litigated separately.

         F. ACKNOWLEDGMENTS BY EMPLOYEE. Employee understands that the restrictions set forth in this Article IX may limit Employee's ability to earn a livelihood in a business similar to the business of Employer or any subsidiary thereof, but Employee nevertheless believes that Employee has received and will receive sufficient consideration and other benefits as an employee of Employer and as otherwise provided hereunder to justify clearly such restrictions which, in any event (given Employee's education, skills and ability), Employee does not believe would prevent Employee's from earning a living. Employee acknowledges that the geographic boundaries, scope of prohibited activities, and duration of this Article IX are reasonable in nature and are no broader than are necessary to maintain the confidentiality and the goodwill of Employer's proprietary information, plans and services and to protect the other legitimate business interests of Employer.

                               ARTICLE X - NOTICES

         Any notice, request, demand, offer, payment or communication required or permitted to be given by any provision of this Contract shall be deemed to have been delivered and given for all purposes if written and if (a) delivered personally or by courier or delivery service, at the time of such delivery; or (b) directed by registered or certified United States mail, postage and charges prepaid, addressed to the intended recipient, at the address specified below, at such time that the intended recipient or its agent signs or executes the receipt:

                  If to Employer:           Odimo Incorporated
                                            14001 NW 4th Street
                                            Sunrise, FL 33325
                                            Attn: Chairman of the Board

                  If to Employee:           Jeffrey Kornblum

                                            ------------------------------------

                                            ------------------------------------

Any party may change the address to which notices are to be mailed by giving written notice as provided herein to the other party. Commencing immediately after the receipt of such notice, such newly designated address shall be such person's address for purposes of all notices or other communications required or permitted to be given pursuant to this Contract.

                      ARTICLE XI - CONSTRUCTION OF CONTRACT

         A. FLORIDA LAW. This Contract shall be considered for all purposes a Florida document and shall be construed pursuant to the laws of the State of Florida, and all of its provisions shall be administered according to and its validity shall be determined under the laws of the State of Florida without regard to any conflict or choice of law issues.

         B. GENDER AND NUMBER. Whenever appropriate, references in this Contract in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular, unless the context clearly indicates to the contrary.

         C. CERTAIN WORDS. The words "hereof," "herein," "hereunder," and other similar compounds of the word "here" shall mean and refer to the entire Contract and not to any particular article, provision or paragraph unless so required by the context.

         D. CAPTIONS. Paragraph titles or captions contained in this Contract are inserted only as a matter of convenience and/or reference, and they shall in no way be construed as limiting, extending, defining or describing either the scope or intent of this Contract or of any provision hereof.

         E. SEVERABILITY. The invalidity or unenforceability of any provision hereunder (or any portion of such a provision) shall not affect the validity or enforceability of the remaining provisions (or remaining portions of such provisions) of this Contract.

                         ARTICLE XII- CHANGE IN CONTROL

         This Contract shall continue in full force and effect notwithstanding any change in control, merger, consolidation or reorganization of any kind involving Employer or the sale of all or substantially all of its assets. This Contract shall be binding upon Employer and Employee and their respective heirs, executors, administrators, successors and assigns.

         Notwithstanding anything to the contrary contained herein, if at any time during the term of this Contract and any renewal thereof, there shall be a Change in Control (as hereinafter defined) of Employer, and if such Change in Control results in a diminution in Employee's compensation, responsibilities or position such that Employee cannot in good faith continue to fulfill the responsibilities for which he is employed, as determined by Employee in his sole discretion during the six (6) month period commencing on the date of the Change of Control and ending on the date with is (6) months thereafter, and if such Change in Control did not occur due to Employee's intentional bulk sale of voting shares of Employer owned by him directly to such control persons or group, then Employee shall have the option of terminating this Contract upon ten
(10) days' notice and, in such event Employer shall pay to Employee at the time of such termination the Severance Benefits. Said lump sum payment shall be in lieu of any and all compensation due to Employee for the years that would otherwise be remaining for the term of this Contract. Upon receipt of said lump sum payment, this Contract and all rights and duties of the parties shall be terminated.

         As used herein, "Change in Control" shall mean the occurrence of any one of the following: (i) Employer enters into an agreement of reorganization, merger, or consolidation pursuant to which Employer or a subsidiary is not the surviving corporation; (ii) Employer sells substantially all of its assets to a purchaser other than a subsidiary; or (iii) shares of stock of Employer representing in excess of fifty percent (50%) of the total combined voting power of all outstanding classes of stock of Employer are acquired, in one transaction or a series of transactions, by a single purchaser or group of related purchasers (as such terms are defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended).

                          ARTICLE XIII - MISCELLANEOUS

         A. ENTIRE CONTRACT. This Contract (and all other documents executed simultaneously herewith or pursuant hereto) constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes and revokes any and all prior or existing agreements, written or oral, relating to the subject matter hereof, and this Contract shall be solely determinative of the subject matter hereof.

         B. RESTRICTIVE COVENANT. In the event the non-competition, non-solicitation clause or any other restrictive covenant of this Contract shall be deemed unenforceable, invalid or overbroad in whole or in part for any reason, then any arbitration panel or court of competent jurisdiction is hereby authorized, requested and instructed to reform such provision(s) to provide for the maximum competitive restraints upon Employee's activities (in time and geographic area), which may then be legal and valid.

         C. WAIVER. Either Employer or Employee may, at any time or times, waive (in whole or in part) any rights or privileges to which Employee or it may be entitled hereunder. However, no waiver by any party of any condition or of the breach of any term, covenant, representation or warranty contained in this Contract, in any one or more instances, shall be deemed to be or construed as a further continuing waiver of any other condition or of any breach of any other terms, covenants, representations or warranties contained in this Contract, and no waiver shall be effective unless it is in writing and signed by the waiving party.

         D. ATTORNEYS' FEES. In the event that either party shall be required to retain the services of an attorney to enforce any of Employee's or its rights hereunder, the prevailing party in any arbitration or court action shall be entitled to receive from the other party all costs and expenses including (but not limited to) court costs and attorneys' fees (whether in the arbitration or in a court of original jurisdiction or one or more courts of appellate jurisdiction) incurred by him or it in connection therewith. The parties hereby expressly confer on the arbitrator the right to award costs and attorneys' fees in the arbitration.

         E. DISPUTE RESOLUTION. Except for any dispute or controversy in which Employer is seeking injunctive relief pursuant to Article IX, Employee and Employer shall settle by arbitration any dispute or controversy arising in connection with this Contract, whether or not such dispute involves a plan subject to the Employee Retirement Income Security Act of 1974, as amended. Such arbitration shall be conducted in accordance with the rules of the American Arbitration Association before a panel of three arbitrators sitting in Broward County, Florida or such other location as shall be mutually agreed by the parties. The award of the arbitrators shall be final and nonappealable, and judgment may be entered on the award of the arbitrators in any court having proper jurisdiction. THE ARBITRATORS SHALL HAVE NO AUTHORITY TO AWARD PUNITIVE DAMAGES UNDER ANY CIRCUMSTANCES (WHETHER IT BE EXEMPLARY DAMAGES, TREBLE DAMAGES, OR ANY OTHER PENALTY OR PUNITIVE TYPE OF DAMAGES) REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER APPLICABLE LAW, EMPLOYEE AND EMPLOYER HEREBY EACH WAIVING THEIR RIGHT, IF ANY, TO RECOVER PUNITIVE DAMAGES IN CONNECTION WITH ANY SUCH CLAIMS, DISPUTES OR DISAGREEMENTS REGARDLESS OF WHETHER SUCH CLAIM, DISPUTE OR DISAGREEMENT ARISES UNDER THE LAW OF CONTRACTS, TORTS, (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OF EVERY KIND AND STRICT LIABILITY WITHOUT FAULT), OR PROPERTY, OR AT COMMON LAW OR IN EQUITY OR OTHERWISE. EMPLOYEE ACKNOWLEDGES THAT BY SIGNING THIS AGREEMENT) EMPLOYEE IS WAIVING ANY RIGHT THAT EMPLOYEE MAY HAVE TO A JURY TRIAL OR, OTHER THAN AS PROVIDED BY SECTION 16, A TRIAL BEFORE A JUDGE IN CONNECTION WITH, OR RELATING TO, A CLAIM.

         F. VENUE. Without limiting Paragraph E above, any litigation arising hereunder shall be instituted only in Broward County, Florida, the place where this Contract was executed, and all parties hereto agree that venue shall be proper in said county for all such legal or equitable proceedings.

         G. ASSIGNMENT. The rights and obligations of the parties under this Contract shall inure to the benefit of and shall be binding upon their successors, assigns, and/or other legal representatives. Additionally, covenants in this Contract which are for the benefit of Employer also shall run in favor of Employer's subsidiaries. This Contract shall not be assignable by Employer or Employee. The services of Employee are personal and Employee's obligations may not be delegated by Employee's except as otherwise provided herein.

         H. AMENDMENT. This Contract may not be amended, modified, superseded, canceled, or terminated, and any of the matters, covenants, representations, warranties or conditions hereof may not be waived, except by a written instrument executed by Employer and Employee or, in the case of a waiver, by the party to be charged with such waiver.

         I. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Contract is intended or shall be construed to confer upon or give any person, other than Employer and Employee and their respective successors and permitted assigns, any rights or remedies under or by reason of this Contract.

         J. INDEMNIFICATION. To the fullest extent permitted by law and Employer's certificate of incorporation and by-laws, Employer shall promptly indemnify Employee for all amounts (including, without limitation, judgments, fines, settlement payments, losses, damages, costs and expenses (including reasonable attorneys' fees)) incurred or paid by the Employee in connection with any action, proceeding, suit or investigation arising out of or relating to the performance by Employee of services for (or acting as a fiduciary of any Employee benefit plans, programs or arrangements of) Employer or any of its subsidiaries or affiliates, including as a director, officer or employee of Employer or any such subsidiary or affiliate. Employer also agrees to maintain a directors' and officers' liability insurance policy covering Employee to the extent Employer provides such coverage for its other executive officers.

         K. TAX WITHHOLDING. All payments to the Employee under this Contract will be subject to the withholding of all applicable employment and income taxes.

         L. COUNTERPARTS. This Contract may be executed in one or more counterparts, and any such counterpart shall, for all purposes, be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                           [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, Employer and Employee have caused this Contract to be executed on the day and year first above written.

                                       Odimo incorporated


                                       By: /s/ Alan Lipton
                                           -------------------------------------
                                       Name:  Alan Lipton
                                       Title: President



                                       /s/ JEFFREY KORNBLUM

                                       -----------------------------------------